Exhibit 99.1

Dawson Geophysical Reports Continued Growth

MIDLAND, Texas, January 28, 2005/PRNewswire/- Dawson Geophysical Company (NASDAQ DWSN) today reported revenues of $21,559,000 for the first quarter of its 2005 fiscal year ending December 31, 2004 compared to $15,475,000 in the same quarter of fiscal 2004, an increase of 39 percent. Net income for the first quarter of fiscal 2005 was $1,600,000 ($0.28 per share) compared to $506,000 ($0.09 per share) in the same quarter of fiscal 2004. In addition, the Company’s EBITDA was $3,951,000 for the first quarter of fiscal 2005 as compared to $1,614,000 in the same quarter of fiscal 2004.

The Company’s improved performance is due to increased demand for the Company’s services. This increased demand is a result of increased exploration and development activity by domestic oil and gas companies due to higher oil and natural gas prices. The Company has responded to the increased demand for its high resolution 3-D seismic surveys by increasing its number of crews and expanding recording channel capacity on its existing crews. Three additional seismic data acquisition crews were added in fiscal 2004, and an additional crew, Dawson’s tenth, was fielded on January 17, 2005. The Company believes it has a sufficient order book to sustain operations at full capacity well into fiscal 2005.

In addition, Dawson announced that its Board of Directors has approved an additional $10,000,000 of capital expenditures for fiscal 2005 to field another data acquisition crew, the Company’s eleventh, during the third quarter of fiscal 2005, to increase recording channel capacities for its existing crews, and to make other maintenance capital requirements. This increase brings the total budgeted capital expenditures for fiscal 2005 to $30,000,000. Capital expenditures during the first quarter of fiscal 2005 were $10,490,000, consisting of payments for vibrator energy sources, data channels for the ninth and tenth crews, automotive equipment and miscellaneous ancillary equipment required for data acquisitions.

As previously disclosed, on December 14, 2004, the Company filed a registration statement with the Securities and Exchange Commission for a proposed offering of up to 1,725,000 shares of its common stock.

Dawson Geophysical Company is the leading provider of onshore seismic data acquisition services in the United States as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

This press release contains information about the Company’s EBITDA. The Company defines EBITDA as net income plus interest expense, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

     The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income and net cash provided by operating activities is presented in the tables following the text of this press release.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the ability to obtain land access rights of way and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2004. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Balance Sheets

	December 31,	September 30,
	2004	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,568,000	$3,587,000
Short-term investments	4,088,000	4,130,000
Accounts receivable, net of allowance for doubtful accounts of $236,000 in December 2004 and $199,000 in September 2004	14,010,000	16,979,000
Prepaid expenses	437,000	440,000

Total current assets	20,103,000	25,136,000

Deferred tax asset	767,000	1,648,000

Property, plant and equipment	104,540,000	94,050,000
Less accumulated depreciation	(65,544,000)	(64,075,000)

Net property, plant and equipment	38,996,000	29,975,000

	$59,866,000	$56,759,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,010,000	$3,357,000
Accrued liabilities:
Payroll costs and other taxes	328,000	742,000
Other	660,000	971,000
Deferred revenue	1,920,000	1,407,000

Total current liabilities	7,918,000	6,477,000

Stockholders’ equity:
Preferred stock-par value $1.00 per share;
5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share;
10,000,000 shares authorized, 5,642,794 and 5,633,794 shares issued and outstanding in each period	1,881,000	1,878,000
Additional paid-in capital	40,026,000	39,949,000
Other comprehensive income, net of tax	(42,000)	(28,000)
Retained earnings	10,083,000	8,483,000

Total stockholders’ equity	51,948,000	50,282,000

	$59,866,000	$56,759,000

Statements of Operations
(UNAUDITED)

	Three Months Ended December 31,
	2004	2003

Operating revenues	$21,559,000	$15,475,000
Operating costs:
Operating expenses	16,844,000	13,311,000
General and administrative	794,000	618,000
Depreciation	1,470,000	1,108,000

	19,108,000	15,037,000

Income from operations	2,451,000	438,000
Other income:
Interest income	24,000	69,000
Loss on disposal of assets	—	(3,000)
Other	6,000	2,000

Income before income tax	2,481,000	506,000

Income tax (expense) benefit:
Current	—	—
Deferred	(881,000)	—

Net income	$1,600,000	$506,000

Net income per common share	$0.28	$0.09

Net income per common share-assuming dilution	$0.28	$0.09

Weighted average equivalent common shares outstanding	5,638,365	5,487,794

Weighted average equivalent common shares outstanding-assuming dilution	5,742,149	5,521,243

Reconciliation of EBITDA to Net Income

	Three Months Ended December 31,
	2004	2003
	(in thousands)
Net Income	$1,600	$506
Depreciation	1,470	1,108
Income tax (benefit) expense	881	—

EBITDA	$3,951	$1,614

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended December 31,
	2004	2003
	(in thousands)
Net cash provided by operating activities	$8,435	$3,590
Changes in working capital items and other	(4,439)	(1,976)
Non-cash adjustments to income	(45)	—

EBITDA	$3,951	$1,614